Exhibit 99.1

News Release

FIS Announces Sale of Worldpay Stake and Strategic Acquisition of Global Payments’ Issuer Solutions Business

•	Acquisition of Global Payments’ Issuer Solutions business (Issuer Solutions) strengthens FIS’ position as a scaled fintech leader with global reach and a best-of-breed product suite

•	Issuer Solutions’ credit processing offering will extend FIS’ value proposition and drive long-term expected revenue synergies in excess of $125 million annually

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Acquisition is expected to be accretive to Adjusted EBITDA margins, Adjusted EPS and Adjusted Free Cash Flow in the first 12 months, and unlock net EBITDA synergies of more than $150 million by year three

•	Transaction accelerates monetization of Worldpay stake with sale to Global Payments for $6.6 billion in pre-tax value

•	Sale of Worldpay and acquisition of Issuer Solutions replaces non-cash generating minority interest with growing recurring revenues, EBITDA and free cash flow

•	Company provides preliminary results for the first quarter of 2025, reiterates prior full year 2025 outlook and will host an investor conference call to discuss transactions at 8:30 a.m. (EDT)

Jacksonville, FL– Thursday, April 17, 2025 – FIS® (NYSE: FIS), (the “Company”) a global leader in financial technology, today announced it has entered into a definitive agreement to acquire 100% of Global Payments’ (NYSE: GPN) Issuer Solutions business for an enterprise value of $13.5 billion, or a net purchase price of $12 billion including $1.5 billion of anticipated net present value of tax assets.

Concurrently, FIS has entered into a definitive agreement to sell its stake in Worldpay to Global Payments for $6.6 billion in pre-tax value. This transaction accelerates the monetization of the Company’s minority stake in Worldpay.

Issuer Solutions Strengthens FIS’ Position as Globally Scaled Fintech Leader to Large Financial Institutions

Issuer Solutions is a global market leader in credit processing, with a client presence in over 75 countries. The business processes more than 40 billion transactions annually and maintains strong partnerships with over 170 financial institutions and corporates.

“The acquisition of Issuer Solutions is a strategic and accretive transaction that will expand FIS’ payment product suite and deepen our relationships with financial institutions and corporate clients,” said Stephanie Ferris, Chief Executive Officer and President of FIS. “Issuer Solutions’ globally scaled credit processing capabilities are highly complementary to FIS’ established debit processing capabilities, strengthening our broader banking and capital markets offering.”

Ferris continued, “We are pleased to fully monetize our Worldpay stake at an attractive valuation. The transaction enhances FIS’ financial profile and replaces our non-cash generating minority stake in Worldpay with a growing stream of recurring high-margin revenues and cash flows.”

Issuer Solutions Offers Compelling Strategic and Financial Rationale

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Highly Complementary to FIS’ Banking and Payments Business: The acquisition adds a strong product suite in credit processing, fraud, loyalty and other value-added services to FIS’ portfolio of debit processing, network services, payments processing, loyalty solutions and AR/AP banking services, creating a best-in-class end-to-end offering for financial institutions and corporates.

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Significantly Expands Market Opportunity for Banking Segment: Issuer Solutions enables FIS to tap into a global issuer market opportunity of $28 billion, including the highly attractive $15 billion U.S. issuer market opportunity.

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Strengthens Financial Profile: The acquisition is expected to be accretive to Adjusted EBITDA margins, Adjusted EPS and Adjusted Free Cash Flow. FIS expects to generate over $500 million in incremental Adjusted Free Cash Flow in the first 12 months after the closing of the transaction.

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Delivers Robust Revenue & Cost Synergies: The acquisition is expected to deliver $45 million in incremental revenue synergies within three years, with over $125 million of revenue synergies longer-term, and more than $150 million in net EBITDA synergies within three years.

FIS and Global Payments have established a long-term collaboration and commercial agreements.

Issuer Solutions Transaction Details

The acquisition of Issuer Solutions for a net purchase price of $12 billion (total value of $13.5 billion excluding $1.5 billion of anticipated net present value of tax assets) represents a multiple of approximately 9x expected 2025 synergized EBITDA.

FIS will fund the acquisition through a combination of $8 billion of new debt and the value from the sale of its minority stake in Worldpay. Following the closing of the transactions, the Company expects pro forma gross leverage to be approximately 3.4x, deleveraging to its target gross leverage of 2.8x within 18 months.

This transaction is expected to close in the first half of 2026, subject to regulatory approvals, the closing of the Worldpay transaction, and other customary closing conditions.

Worldpay Transaction Details

The sale of 45% of Worldpay for $6.6 billion represents a multiple of approximately 10.5x expected 2025 EBITDA, a premium to the 9.8x valuation of FIS’ February 2024 sale of its 55% stake in Worldpay.

This transaction is expected to close in the first half of 2026, subject to regulatory approvals, the closing of the Issuer Solutions transaction, and other customary closing conditions.

Capital Allocation Updates

The Company will continue to execute against its existing capital allocation priorities in 2025, including an M&A spend of up to $1 billion and share repurchases of $1.2 billion. The Company expects to maintain its dividend policy of annual dividend per share growth consistent with Adjusted EPS growth. Post closing the transaction, the Company expects to temporarily pause share repurchases and tuck-in M&A to accelerate deleveraging. The Company will resume its existing capital allocation priorities once it has achieved its target gross leverage of 2.8x.

1Q 2025 Financial Update

FIS expects to report first quarter 2025 financial results on May 6, 2025. At this time, the Company is providing certain preliminary unaudited financial results and metrics for the three months ended March 31, 2025, based on currently available information.

•	Total company revenue of $2.5 billion, with adjusted revenue growth and recurring revenue growth of approximately 4%

•	Banking adjusted revenue growth of approximately 2%, which was above the high-end of the outlook; recurring revenue grew approximately 3%

•	Capital Markets adjusted revenue growth of approximately 9%, which was also above the high-end of the outlook; recurring revenue growth was approximately 6%

•	Adjusted EBITDA of approximately $958 million, toward the high-end of our outlook

•	Adjusted EPS of approximately $1.21, which was also toward the high-end of our outlook

The Company is reaffirming its prior full year 2025 outlook for Adjusted Revenue Growth, Adjusted EBITDA and Adjusted EPS.

Webcast

FIS will host a live webcast about this announcement with the investment community beginning at 8:30 a.m. (EDT) on Thursday, April 17, 2025. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS

FIS is a financial technology company providing solutions to financial institutions, businesses, and developers. We unlock financial technology to the world across the money lifecycle underpinning the world’s financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow, and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit fisglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, adjusted revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings, adjusted EPS, and adjusted free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, adjusted free cash flow provides further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) (“EMI”) from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted EPS reflects adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Adjusted free cash flow reflects net cash provided by operating activities, adjusted for the net change in settlement assets and obligations and excluding certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows, less capital expenditures. Adjusted free cash flow does not represent our residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flow from discontinued operations, which our management cannot freely access following the Worldpay separation.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements

This release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the Worldpay Sale or any agreements or arrangements entered into in connection with such transaction. These statements may be identified by words such as

“expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

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changes in general economic, business and political conditions, a recession, intensified or expanded international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

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the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;

•	the risks of doing business internationally;

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the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy, data protection, cybersecurity, cyber resilience and AI laws and regulations;

•	our ability to comply with climate change legal and regulatory requirements and to maintain practices that meet our stakeholders’ evolving expectations;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

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the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

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the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

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internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

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the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the risk that partners and third parties may fail to satisfy their legal obligations to us;

•	risks associated with managing pension cost, cybersecurity issues, IT outages experienced by us or by third parties and data privacy;

•	our ability to navigate the opportunities and risks associated with using and/or incorporating AI technologies into our business;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

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competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by bad actors; and

•	other risks detailed elsewhere in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com